As filed with the Securities and Exchange Commission on March 25, 2008

Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Post-Effective Amendment No. 1
To
Form S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
_____________________

FIRST BANCORP
(Exact name of Registrant, as Specified in Its Charter)

North Carolina	56-1421916
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer) Identification No.)

341 North Main Street, Troy, North Carolina 27371-0508
(Address of Principal Executive Offices)

First Bancorp 2004 Stock Option Plan
(Full Title of the Plans)

Jerry L. Ocheltree
President and Chief Executive Officer
First Bancorp
341 North Main Street
Post Office Box 508
Troy, North Carolina 27371-0508
(Name and Address of Agent For Service)

(910) 576-6171
 (Telephone Number, Including Area Code, of Agent for Service)
_____________________

Copy to:
Henry H. Ralston
Robinson, Bradshaw & Hinson, P.A.
101 North Tryon Street, Suite 1900
Charlotte, North Carolina  28246
(704) 377-2536

EXPLANATORY NOTE:  DEREGISTRATION OF SECURITIES

First Bancorp (the “Company”) registered 850,000 shares of its common stock, no par value (“Common Stock”), for issuance under the First Bancorp 2004 Stock Option Plan  (the “2004 Plan”) pursuant to Registration Statement No. 333-118570 on Form S-8 filed with the Securities and Exchange Commission on August 26, 2004 (the “Registration Statement”).  Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of registered shares automatically increased to 1,275,000 shares in connection with the Company’s three-for-two stock split that was completed on November 15, 2004.  Upon shareholder approval of the First Bancorp 2007 Equity Plan (the “2007 Plan”) at the Company’s annual meeting of shareholders on May 2, 2007, the 2007 Plan replaced the 2004 Plan, and no further awards will be made under the 2004 Plan.

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed to deregister 1,180,250 shares of Common Stock that have not been issued and are not subject to issuance pursuant to outstanding awards under the 2004 Plan.  Accordingly, the Company hereby withdraws these 1,180,250 shares of Common Stock from registration under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of North Carolina on this 25th day of March, 2008.

FIRST BANCORP

By:	/s/ Jerry L. Ocheltree
Jerry L. Ocheltree
President and Chief Executive Officer

Signature	Title	Date

/s/ Jerry L. Ocheltree Jerry L. Ocheltree	President, Chief Executive Officer, Treasurer and Director	March 25, 2008

/s/ Anna G. Hollers Anna G. Hollers	Executive Vice President, Chief Operating Officer and Secretary	March 25, 2008

/s/ Eric P. Credle Eric P. Credle	Executive Vice President and Chief Financial Officer	March 25, 2008

/s/ Jack D. Briggs Jack D. Briggs	Director	March 25, 2008

/s/ R. Walton Brown R. Walton Brown	Director	March 25, 2008

/s/ David L. Burns David L. Burns	Director	March 25, 2008

/s/ John F. Burns John F. Burns	Director	March 25, 2008

/s/ Mary Clara Capel Mary Clara Capel	Director	March 25, 2008

/s/ James G. Hudson, Jr. James G. Hudson, Jr.	Director	March 25, 2008

/s/ George R. Perkins, Jr. George R. Perkins, Jr.	Director	March 25, 2008

/s/ Thomas F. Phillips Thomas F. Phillips	Director	March 25, 2008

/s/ Frederick L. Taylor II Frederick L. Taylor II	Director	March 25, 2008

/s/ Virginia C. Thomasson Virginia C. Thomasson	Director	March 25, 2008

Goldie H. Wallace	Director	March 25, 2008

/s/ A. Jordan Washburn A. Jordan Washburn	Director	March 25, 2008

Dennis A. Wicker	Director	March 25, 2008

/s/ John C. Willis John C. Willis	Director	March 25, 2008